EXHIBIT 10.172

             FOURTH AMENDMENT TO LETTER OF CREDIT AGREEMENT

          FOURTH AMENDMENT TO LETTER OF CREDIT AGREEMENT, dated as of January 21, 1999 (this "Amendment"), among R&B FALCON CORPORATION, a Delaware corporation (the "Obligor") and CHRISTIANIA BANK OG KREDITKASSE, NEW YORK BRANCH (the "Bank"). All capitalized terms used herein and not otherwise defined shall have the meanings provided such terms in the L/C Agreement.


                          W I T N E S S E T H :


          WHEREAS, the Obligor and the Bank are parties to a Letter of Credit Agreement, dated as of December 30, 1996 (as amended to date, the "L/C Agreement"); and

          WHEREAS, the parties hereto wish to amend the L/C Agreement as herein provided;

          NOW, THEREFORE, it is agreed:

I.  Amendments to L/C Agreement.

          1. Section 7.01 of the L/C Agreement is hereby amended by (i) deleting the word "and" at the end of clause (g) thereof, (ii) redesignating clause (h) thereof as clause (i), (iii) inserting the following new clause (h) immediately following clause (g) thereof:

          (h) Indebtedness of the Obligor (including any extensions or refinancing thereof, provided that any such refinancing or extension does not increase the principal amount thereof beyond that outstanding on the date of such extension or refinancing), the proceeds of which are used solely to discharge indebtedness of Cliffs Drilling under the 10.25% senior notes of Cliffs Drilling due 2003, and in an aggregate principal amount not to exceed that necessary to discharge the portion of such notes required to be redeemed pursuant to the offer to repurchase made pursuant to the Cliffs Acquisition; provided that such Indebtedness (or refinancing thereof, as the case may be) shall (i) be unsecured and subordinate to the Loans and (ii) shall have a maturity date not earlier than one year after the Maturity Date (as such term is defined from time to time), except that such maturity may occur earlier if and to the extent such maturity results solely in the conversion of such Indebtedness into, or exchange for, other Indebtedness of the Obligor, in the same aggregate principal amount, which is unsecured and subordinated to the Loans and has a maturity date not earlier than one year after the Maturity Date (as such term is defined from time to time); and

, and (iv) deleting clause (f) thereof in its entirety and inserting the following new clause (f) in lieu thereof :

          (f) Indebtedness of Cliffs Drilling acquired pursuant to the Cliffs Acquisition (including any loans made pursuant to unused revolving commitments) in an aggregate principal amount not to exceed $235,000,000, provided that (i) such Indebtedness (or commitments,  as  the  case  may be) existed  at  the  time  of  the consummation of the Cliffs Acquisition and was not created in contemplation thereof (and the provisions thereof were not altered in any material respect in contemplation thereof), (ii) the Obligor has no liability with respect to any such Indebtedness and (iii) any Liens securing such Indebtedness apply only to the assets of Cliffs Drilling acquired pursuant to the Cliffs Acquisition (and no
     additional  assets  are  granted  as  security  following,   or   in
     contemplation of, the Cliffs Acquisition), and any extension or refinancing of such Indebtedness, provided that such extension or refinancing (x) does not increase the principal amount of such Indebtedness above the outstanding amount thereof immediately prior to giving effect to such refinancing, (y) does not have a maturity date prior to one year after the Maturity Date (as defined from time to time) and (z) is not secured by any assets not securing the Indebtedness to be refinanced; and

          2. Section 7.06 of the L/C Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (c) thereof and inserting a comma in lieu thereof and (ii) inserting the following new clause (e) immediately prior to the period at the end of clause (d) thereof:

     and (e) so long as no Default or Event of Default then exists or would result immediately after giving effect thereto, the Obligor may pay dividends on its preferred stock not to exceed a rate commensurate with a 10% coupon on such preferred stock.

          3. Section 7.09 of the L/C Agreement is hereby amended by deleting said section in its entirety and inserting the following new
Section 7.09 in lieu thereof:

          7.09. Tangible Net Worth. The Obligor will not permit at any time its Tangible Net Worth to be less than $600,000,000 plus (i) 50% of its cumulative Consolidated Net Income, if positive, for the period from April 1, 1998 through the date of calculation, plus (ii) 100% of any equity issued by the Obligor after the Effective Date; provided that , for purposes of this Section 7.09, the Cliffs Acquisition shall be deemed to constitute the issuance by the Obligor of equity in an amount equal to the increase in the Obligor's Tangible Net Worth resulting from the Cliffs Acquisition.

          4. Section 7 of the L/C Agreement is hereby amended by inserting the following new Section 7.13:

          Section 7.13 Restriction on Certain Debt Payments. The Obligor shall not repay any indebtedness incurred pursuant to
     Section 7.01(h) except out of net proceeds from the issuance by the Obligor of (i) capital stock permitted to be issued hereunder or
     (ii) refinancing Indebtedness permitted pursuant to Section 7.01(h); provided that, so long as no Default or Event of Default exists or would result immediately after giving effect to such payment, this
     Section 7.13 shall not be deemed to prevent the Obligor from making regularly scheduled payments of accrued interest on such Indebtedness.

          5. Annex 7.01 of the L/C Agreement is hereby amended by adding thereto the following item:

          "20. Guaranty by R&B dated as of November 28, 1995 in favor of Deep Sea Investors, L.L.C. with respect to the obligations of Reading & Bates Drilling Co. under the Memorandum of Agreement and a charter as of the same date with respect to the semisubmersible drilling unit M.G Hulme."

          6. Annex V of the L/C Agreement is hereby amended by adding thereto the following item:

         "12. Preferred Mortgage on the Jim Cunningham dated November 28, 1995 between Reading & Bates Drilling Co. and Wilmington Trust Company, as Trustee, for the benefit of Deep Sea Investors, L.L.C., in connection with item 20 of Schedule 7.01."


II  Miscellaneous Provisions.

          1. In order to induce the Bank to enter into this Amendment, the Obligor hereby represents and warrants that:

          (a) no Default or Event of Default exists as of the Fourth Amendment Effective Date both before and after giving effect to this Amendment; and

          (b) all of the representations and warranties contained in the L/C Agreement and the other Credit Documents are true and correct in all material respects on the Fourth Amendment Effective Date both before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

          2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the L/C Agreement or any other Credit Document.

          3. This Amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Obligor and the Bank.

          4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          5. This Amendment shall become effective on the date (the "Fourth Amendment Effective Date") when each of the Obligor and the Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Bank at its Notice Office.

          6. From and after the Fourth Amendment Effective Date, all references in the L/C Agreement and each of the other Credit Documents to the L/C Agreement shall be deemed to be references to the L/C Agreement as amended hereby.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                              R&B FALCON CORPORATION


                              By:_________________________
                                    Title:


                              CHRISTIANIA BANK OG KREDITKASSE, NEW YORK
                              BRANCH


                              By:_________________________
                                    Title:

                              By:_________________________
                                    Title: